U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
(Commission File No.)

Idaho	82-0300575
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d'Alene, ID 83814
(Address of principal executive offices)

(208) 666-4070
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2006, the Board of Directors of Sterling Mining Company (the “Company”) adopted two compensatory plans for its employees, directors and consultants. The first plan is the Company’s 2006 Equity Incentive Plan (“EIP”), which permits the grant of incentive stock options, nonqualified stock options, restricted stock and other securities, as well as cash awards, to the Company’s employees, directors and consultants. A total of 2,100,000 shares of the Company’s common stock are issuable pursuant to the EIP, which is effective immediately, but no stock options granted under the plan are exercisable unless the plan is approved by the Company’s stockholders by September 27, 2007. The second plan is the Company’s 2006 Employee Stock Purchase Plan (“ESPP”), which provides for the grant of options to eligible employees to purchase shares of the Company’s common stock subject to the plan. An aggregate of 200,000 shares of common stock are issuable pursuant to the ESPP, which is effective as of September 28, 2006, but no purchase rights granted under the ESPP may be exercised unless the ESPP is approved by the stockholders of the Company by September 27, 2007.

Also on September 28, 2006, the Board of Directors approved a cash compensation plan for the Company’s directors. This plan provides for annual compensation to each director of $16,000 beginning with 2006. Under the plan the Board has discretion to authorize additional compensation for additional committee or Board service. The Company will also compensate its directors for out-of-pocket expenses incurred in connection with their duties as directors.

The Board of Directors also approved an increase in the annual salary of Ray De Motte, President and Chief Executive Officer, to $100,000 for 2006 and subsequent years. As contemplated by Mr. De Motte’s employment agreement, the Board made a preliminary determination to issue to Mr. De Motte at a later date options to purchase 100,000 shares of common stock on terms to be determined at a future meeting of the Board.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to a subscription accepted on September 28, 2006, the Company agreed to issue 175,000 shares of common stock and 175,000 common stock purchase warrants exercisable at a price of $4.85 that expire on September 28, 2008. The aggregate purchase price of the securities was $673,750. In connection with the transaction, the Company agreed to pay an overseas consultant who assisted with the financing a fee payable in 17,500 shares and 17,500 warrants. These securities were issued in offshore transactions in reliance upon Regulation S adopted under the Securities Act of 1933.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)      Election of New Director

The Board of Directors of Sterling Mining Company (the “Company”) appointed Mr. J. Kenney Berscht as a director of the Company effective September 27, 2006, thereby increasing the size of the Board to six (6) members. Mr. Berscht graduated with a degree in Business Administration from the University of Western Ontario, Canada, has held executive positions with a number of energy companies and is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers.

The Board affirmatively determined that Mr. Berscht qualifies as an “independent director” under applicable NASD rules, and it is expected that he will be appointed to serve on the Board’s audit and compensation committees. There is no agreement or understanding between Mr. Berscht and any other person pursuant to which he was appointed to the Board, and Mr. Berscht is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Date: October 4, 2006	By:	/s/ James N. Meek
James N. Meek, CFO, Vice President